                                                                       Exhibit 8

                         SIDLEY AUSTIN BROWN & WOOD LLP

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                                 July 27, 2004


Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut  06089

         Re:   $2,000,000,000 Secured Notes Registration Statement On Form S-3
               ---------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Bear Stearns & Co. Inc., in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Hartford Life Insurance Company, a Connecticut life insurance company ("Hartford Life"), of a Registration Statement on Form S-3 (File Nos. 333-112244) filed with the Commission on January 27, 2004, as amended by Amendment No. 1 filed with the Commission on March 16, 2004, Amendment No. 2 filed with the Commission on May 4, 2004 and Amendment No. 3 filed with the Commission on July 27, 2004 (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured notes (the "Notes") to be issued by newly formed statutory trusts formed under the laws of the State of Delaware (each, a "Trust" and together the "Trusts"), a prospectus supplement relating to secured medium-term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Hartford Life IncomeNotes(sm) to be issued by the Trusts (the "Retail Prospectus Supplement"). The Registration Statement provides for: (i) the registration of up to $2,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into between such Trust and JPMorgan Chase Bank, as indenture trustee, substantially in the form filed as an exhibit to the Registration Statement, and (ii) the registration of up to $2,000,000,000, or the equivalent amount in one or more foreign currencies, of Hartford Life's funding agreements (each in the form filed as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to the Trusts in connection with the sale of Notes.

         In furnishing this opinion, we have reviewed and participated in the preparation of: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the Standard Trust Agreement Terms and the Standard Indenture

Terms, each filed as an exhibit to the Registration Statement (together, the "Standard Terms"), (iii) the form of Omnibus Instrument filed as an exhibit to the Registration Statement (the "Omnibus Instrument") that includes the trust agreement and the Indenture to be executed through the execution of the Omnibus Instrument, (iv) the form of the Funding Agreement filed as an exhibit to the Registration Statement and (v) such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have also assumed that the transactions described in the Registration Statement are performed in the manner described therein.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussion set forth in the Institutional Prospectus Supplement and the Retail Prospectus Supplement under the heading "Material United States Federal Income Tax Considerations," to the extent describing matters of United States federal income tax law or legal conclusions with respect thereto, is our opinion.

         In rendering the opinion set forth above, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial authorities, rulings, and administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinion stated herein.

         This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood LLP
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